UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 5, 2011

Potomac Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

West Virginia

(State of Other Jurisdiction of Incorporation)

0-24958

(Commission File Number)

55-0732247

(IRS Employer Identification No.)

111 E. Washington St., PO Box 906, Charles Town WV 25414-0906

(Address of Principal Executive Offices) (Zip Code)

304-725-8431

Registrant's telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of

Certain Officers; Compensatory Arrangements of Certain Officers.

For Immediate Release January 5, 2011

Robert F. Baronner Jr., President and CEO of Potomac Bancshares, Inc., announced the hiring and appointment of Arch A. Moore III to the position of Executive Vice President for the one bank holding company for Bank of Charles Town located in Charles Town, West Virginia.

The 59 year old native West Virginian previously was Executive Vice President and Chief Lending Officer for Middleburg Bank located in Middleburg, Virginia. Mr. Moore is not under an employment contract nor will he be a director of Potomac Bancshares or Bank of Charles Town. In addition, there are no reportable transactions with Mr. Moore or any of his relatives since the beginning of Potomac's fiscal year beginning January 1, 2011.

Baronner added, "I have known Arch for 25 years and could not be more pleased to have him as part of our Senior Management team. Arch's banking experience, banking acumen, and networking skills will be invaluable to our company as the economy rebounds and we look toward the future."

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Potomac Bancshares, Inc.

/s/ Robert F. Baronner, Jr.

Robert F. Baronner, Jr., President and CEO

January 5, 2011